                                                                 Exhibit (h)(ii)

                                SELLING AGREEMENT

                                 by and between

                              MAN INVESTMENTS INC.
                                       And
                                 ______________

                  This Selling Agreement is made as of the ____ day of __________, 200__, by and between Man Investments Inc. ("Man") and
______________ (the "Selling Agent").


                                     RECITAL

                  WHEREAS, several collective investment vehicles organized or to be organized to trade and invest in securities, commodities and other financial instruments, as listed on Schedule A and Schedule B attached hereto, as such schedules may be amended by Man at any time and from time to time (the "Funds") desire to retain Man as distributor of securities of such Funds;

                  WHEREAS, Man has been retained by those Funds, which include investment companies registered under the Investment Company Act of 1940, as amended (the "1940 Act") (such investment companies are referred to herein as "Registered Funds" and are listed on Schedule A; other Funds are referred to herein as "non-Registered Funds" and are listed on Schedule B), or by the general partners, investment advisers, and/or sponsors (the "Sponsors") of those Funds;

                  WHEREAS, each Fund offers, sells and issues beneficial ownership interests in such Fund ("Interests") for sale either in an offering (a "private offering") exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D promulgated thereunder (together, the "1933 Act") or in a public offering that is registered under the 1933 Act;

                  WHEREAS, the Selling Agent has agreed to assist, as non-exclusive selling agent, in the offer and sale of Interests in the Funds on a reasonable efforts basis without any firm underwriting commitment;

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto hereby agree as follows:

                  Section 1.  Representations and Warranties of Man.

                  Man represents and warrants to the Selling Agent as follows:

                  (a) All action required to be taken by each Fund as a condition to the sale of the Interests to qualified subscribers therefor has been, or prior to each month-end or quarter-end closing, if applicable and as the case may be, will have been, taken; and, upon payment of the consideration therefor specified in all accepted subscription agreements or applications for purchases of Interests (collectively, the "Subscription Agreements"), the Interests will constitute valid interests in the relevant Fund. The description of the Interests in the relevant Fund's current offering document, including, as applicable, any private placement memorandum, prospectus, or other similar document (as amended or supplemented from time to time, the "Offering Document"), is accurate and complete in all material respects.

                  (b) Each Fund is duly organized pursuant to and validly existing under the laws of the state in which it was formed or organized, with full power and authority to engage in the trading described in its Offering Document.

                  (c) Man is duly organized, validly existing and in good standing under the laws of the State of New York.

                  (d) Man has full power and authority under applicable law to perform its obligations under this Agreement.

                  (e) As of the date of each Offering Document, the Offering Document complies in all material respects with the applicable provisions of the Commodity Exchange Act ("CEA"), the 1933 Act, the 1940 Act and the disclosure regulations issued thereunder and does not contain any material misstatement or omission.

                  (f) Man has duly and validly authorized, executed and delivered this Agreement, and this Agreement shall constitute binding and enforceable obligations of Man in accordance with its terms.

                  (g) The execution and delivery of this Agreement, the incurrence of the obligations set forth in this Agreement and the consummation of the transactions contemplated herein and in the Offering Document will not constitute a breach of or default under any instrument by which Man is bound or any order, rule or regulation applicable to Man of any court or any governmental body or administrative agency having jurisdiction over Man.

                  (h) Man has all Federal and state governmental, regulatory and exchange approvals and licenses, and has effected all filings and registrations with Federal and state governmental agencies, required to conduct its business and to act as described in this Agreement or required to perform its obligations as described under this Agreement (including, without limitation, registration as a broker-dealer with the Securities and Exchange Commission ("SEC") and membership in the National Association of Securities Dealers, Inc. ("NASD") and registration as an introducing broker or commodity trading advisor with the Commodity Futures Trading Commission ("CFTC") and membership in the National Futures Association ("NFA") in that capacity).

                  (i) Each Fund has all Federal or state governmental, regulatory or exchange approvals or licenses, if any, and has effected all filings or registrations with Federal or state governmental agencies, if any, required in order to conduct its business and to act as contemplated by the relevant Offering Document and to issue and sell the Interests.

                  (j) None of the Sponsors of each of the Funds nor any of the members, directors, officers or beneficial owners of ten percent or more of any class of equity securities of any Sponsor is subject to any statutory disqualification relating to the offer or sale of securities.

                  Section 2. Offering and Sale of Interests and Provision of Ongoing Services; Representations, Warranties and Covenants of the Selling Agent.

                  (a) The Selling Agent hereby is appointed as a non-exclusive selling agent of the Funds listed on Schedule A and Schedule B hereto during the term herein specified for the purpose of finding acceptable subscribers for Interests. Subject to the performance by Man of its obligations to be performed hereunder and to the completeness and accuracy in all material respects of all the representations and warranties of Man contained herein, the Selling Agent hereby accepts such agency and agrees on the terms and conditions set forth herein and in each relevant Offering Document to use reasonable efforts during the term hereof to find acceptable subscribers for the Interests and to introduce such subscribers to the Funds. It is understood that the Selling Agent has no commitment with regard to the sale of the Interests other than to use reasonable efforts. It is understood that the Selling Agent's agreement to use reasonable efforts to find acceptable subscribers for the Interests shall not prevent it from acting as a selling agent or underwriter for the securities of other issuers which may be offered or sold during the term hereof. The agency of the Selling Agent hereunder shall continue until the termination of this Agreement.

                  (b) Subject to the performance by Man of its obligations to be performed hereunder and to the completeness and accuracy in all material respects of all the representations and warranties of Man contained herein, the Selling Agent hereby accepts and agrees on the terms and conditions set forth herein and in each relevant Offering Document of the Funds listed on Schedule A and Schedule B to provide ongoing services ("Ongoing Services") to those acceptable subscribers for the Interests referenced in subparagraph (a) above who become investors in the Funds for the duration of their investments in the Funds. Ongoing Services shall include, without limitation: advising investors of the respective net asset values of their Interests and the relevant Funds; advising investors with respect to making additional capital contributions to or investments in the Funds or redemptions or repurchases of Interests; providing information to investors regarding general market conditions; providing investors with prospectuses, statements of additional information (if requested), annual and interim reports, proxy solicitation materials, tender offer materials, privacy policies, and any other materials required under applicable law; handling inquiries from such investors regarding the Fund, including but not limited to questions concerning their investments in the Fund, capital account balances, and reports and tax information provided by the Fund; assisting Man in the enhancement of relations and communications between such investors and the Fund; assisting Man in the establishment and maintenance of such investors' accounts with the Fund; assisting Man in the maintenance of Fund records containing such investor information, such as changes of address; providing such other information and liaison services as Man may reasonably request; and other matters as agreed upon by Man and Selling Agent from time to time.

                  (c) As compensation for the Selling Agent's services in finding and introducing to the Fund acceptable subscribers hereunder, the Selling Agent shall receive from Man or the Fund, as the case may be, commissions with respect to Interests sold by the Selling

Agent and outstanding ("Eligible Interests") in the amounts set forth next to each relevant Fund's name on Schedule A and Schedule B hereto. When applicable, as compensation for the Selling Agent's provision of Ongoing Services hereunder to holders of Eligible Interests, Selling Agent shall receive from Man investor servicing fees with respect to Eligible Interests in the amount set forth next to each relevant Fund's name on Schedule A and Schedule B hereto, determined as of the last day of each calendar month and paid quarterly (before repurchases). Such compensation will be paid in respect of Eligible Interests outstanding at the end of each quarter as soon as practicable after Man has received its compensation at the end of such quarter. Man may discontinue paying compensation to the Selling Agent if, at any time, (i) the Selling Agent is not appropriately registered in all capacities necessary to receive such compensation or (ii) the Selling Agent breaches any representation, warranty or covenant contained in this Agreement, as determined by Man in its sole discretion. Subject to the discontinuance of payments pursuant to clauses (i) and (ii) in the previous sentence, Selling Agent shall continue to receive compensation for the provision of Ongoing Services to holders of Eligible Interests notwithstanding the termination of this agreement.

                  All subscriptions are subject to acceptance or rejection, in whole or in part, in the sole discretion of each Fund or its Sponsor, as applicable, and no compensation shall be due in respect of rejected subscriptions.

                  Notwithstanding the foregoing, the Selling Agent shall not be entitled to any compensation in respect of a sale to any investor if Man determines that another authorized selling agent of the Fund is primarily responsible for or should otherwise be credited with such sale. In making this determination, Man will endeavor to act fairly. Any dispute regarding compensation shall be conclusively resolved by Man.

                  (d) In connection with the offer and sale of Interests and the provision of Ongoing Services to investors in the Funds, the Selling Agent represents to Man that (i) it and all of its personnel involved in the activities contemplated hereunder have complied and will comply fully with the instructions of Man and all applicable laws (including, but not limited to, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the 1933 Act, the 1940 Act, the CEA, the Securities Exchange Act of 1934, as amended (the "1934 Act")) and the rules of the NASD, SEC, CFTC, NFA, the Federal Reserve Board, state securities administrators and any other regulatory or self-regulatory body, (ii) it and all of its personnel involved in the activities contemplated hereunder have all governmental, regulatory and self-regulatory registrations, approvals, memberships and licenses required to perform its obligations under this Agreement and to receive compensation therefor (including registration as a broker-dealer with the SEC and with the relevant regulatory authority in each state in which it will solicit investors and appropriate registration with the CFTC) and it will maintain all such registrations, approvals, memberships and licenses during the term of this Agreement and for such time as the Selling Agent shall receive compensation hereunder, (iii) it is validly existing in the state in which it was organized and has full power and authority to perform its obligations under this Agreement, (iv) this Agreement has been duly and validly authorized, executed and delivered on its behalf and constitutes its binding and enforceable obligation in accordance with its terms, (v) the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein and in each Offering Document will not constitute a breach of, or default under, its organizational or charter documents, under any instrument by which it is bound or under any order, rule or regulation applicable to it or any court or any governmental body or administrative agency having jurisdiction over it, and (vi) neither the Selling Agent nor any of its officers, directors or principals is a person who (1) is subject to an SEC order issued under Section 203(f) of the Advisers Act, (2) has been convicted within the previous 10 years of any felony or misdemeanor involving conduct described in Section 203(e)(2)(A)-(D) of the Advisers Act, (3) has been found by the SEC to have engaged, or has been convicted of engaging in any of the conduct specified above, (4) is subject to any order, judgment or decree issued by the SEC pursuant to Section 203(e)(3) of the Advisers Act, or (5) is disqualified by statute from being involved, directly or indirectly, in the private placement of securities. The Selling Agent agrees to notify Man promptly if any change occurs which would make the any of the above representations inaccurate or incomplete.

                  The Selling Agent agrees not to solicit investment from or recommend the purchase of Interests to any prospective subscriber unless the Selling Agent has reasonable grounds to believe, on the basis of information obtained from the prospective subscriber concerning, among other things, the prospective subscriber's investment objectives, other investments, financial situation and needs, that (i) the prospective subscriber can afford to bear the risk of a total loss of the subscriber's investment in the Fund, (ii) the prospective subscriber has sufficient financial knowledge and experience to be capable of evaluating the risks and merits of an investment in the Fund (either alone or together with such subscriber's financial adviser(s), other than the Selling Agent), (iii) the prospective subscriber qualifies as an acceptable subscriber on the basis set forth in the relevant Offering Document and Subscription Agreements relating to that Fund, is not on the List of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control of the United States Department of Treasury, as such list may be amended from time to time, and does not reside or have a business in any jurisdiction identified by the Office of Foreign Assets Control, and (iv) an investment in Interests is suitable for the subscriber. The Selling Agent shall certify in writing that it has made all such determinations in each Subscription Agreement it submits to a Sponsor in respect of a prospective subscriber; provided, however, that such determinations shall not be binding on Man or any Sponsor.

                  (e) The provisions of this subparagraph (e) apply to Interests of Registered Funds only.

                  The Selling Agent agrees that it will offer and sell such Interests only at the public offering price as described in the Registered Fund's Offering Document. The Selling Agent further specifically agrees that, if an investor qualifies for a reduced sales charge, the Selling Agent will offer and sell Interests to that investor at the reduced sales charge.

                  The Selling Agent agrees that it will purchase Registered Fund Interests only to cover purchase orders that it has already received from investors or for its own bona fide investment. The Selling Agent agrees that it will not withhold placing orders received from investors so as to profit as a result of such withholding.

                  The Selling Agent also agrees to repurchase from investors Registered Fund Interests at their net asset value as determined in accordance with the Registered Fund's Offering Document.

                  (f) The Selling Agent agrees that in connection with its solicitation of prospective subscribers with respect to non-Registered Funds, it will provide each prospective subscriber with: (i) a current copy of each relevant Offering Document, including all exhibits, attachments and appendices thereto and the most recent audited financial statements of the Fund (if any);
(ii) a current copy of the Fund's privacy policy (if any); and (iii) if the Sponsor is registered as an investment adviser under the Advisers Act, which shall be set forth on Schedule B hereto, the most recent copy of the Sponsor's Form ADV, Part II, as required by Rule 204-3 under the Advisers Act, or such other written disclosure statement that satisfies Rule 204-3, as provided by the Sponsor to the Selling Agent. With respect to a Registered Fund, the Selling Agent agrees to deliver to each investor, at or prior to the completion of a purchase of Fund Interests, a copy of the Fund's current prospectus, the current privacy policy of the Fund, and, if requested, the Fund's current statement of additional information. Man agrees to provide the Selling Agent, at each relevant Fund's expense, such number of the foregoing documents as the Selling Agent may require to fulfill its obligations to distribute such documents to prospective subscribers. In addition, the Selling Agent agrees that, with respect to each non-Registered Fund, it shall maintain a list containing the names of all prospective subscribers to which it provides an Offering Document and the "number" assigned to the Offering Document provided to each such prospective subscriber and shall make such list available to Man at any time upon request by Man.

                  (g) Neither the Selling Agent nor Man shall, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise or recommend the purchase of Interests; provided, however, the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Interests shall not be prohibited hereby.

                  (h) The Selling Agent shall not accept compensation from any person or entity other than Man in respect of the sale of Interests.

                  (i) The Selling Agent may engage a sub-agent to assist it in the sale of Interests with the prior written consent of Man. The Selling Agent, and not Man or any Fund or Sponsor, shall be responsible for all actions and omissions of and all compensation for any sub-agent. The Selling Agent shall be solely and exclusively responsible for satisfaction of its duties hereunder and for compliance with all legal and regulatory requirements applicable to its activities and the supervision of the activities of its agents, servants, employees, partners and principals, including, without limitation, registration of all persons required to be registered and sub-agent compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and applicable Federal anti-money laundering regulations, including steps to verify the identity of prospective subscribers ("AML Laws, Regulations and Policies"). For the purposes of this Agreement, all actions and omissions of a sub-agent with respect to Interests of a Funds shall be deemed to have been made by the Selling Agent.

                  (j) The Selling Agent shall not utilize any solicitation material regarding any Fund except solicitation material approved in writing in advance or prepared by Man and shall not make any oral or written representations to investors or prospective investors not contained in such solicitation material, in each case unless approved in writing in advance by Man. The Selling Agent shall not employ any general means of solicitation (e.g., no cold calls, large group meetings, seminars or advertisements); notwithstanding the foregoing, such activities are permitted with respect to Registered Funds, and may be permitted with respect to other public offerings registered under the 1933 Act provided that any such activities are approved in writing in advance by Man. In performing its services hereunder, the Selling Agent shall have no authority to bind Man, any Sponsor or any Fund in any way, unless consented to in writing in advance by the person to be so bound.

                  (k) The Selling Agent shall maintain the confidentiality of all information regarding any investor disclosed to the Selling Agent by Man, a Fund or a Sponsor and shall not use or disclose any such information other than to carry out the purposes for which the information is disclosed, including, without limitation, for the Selling Agent to provide Ongoing Services to such investors and for the Selling Agent to carry out its obligations hereunder in the ordinary course of its business.

                  (l) Notwithstanding anything to the contrary in this Selling Agreement, the Selling Agent: (i) maintains anti-money laundering policies that comply with AML Laws, Regulations and Policies; (ii) complies with such AML Laws, Regulations and Policies; (iii) will promptly deliver to Man's Money Laundering Reporting Officer notice of any such AML Laws, Regulations and Policies violation, suspicious activity, suspicious activity investigation or filed Suspicious Activity Report that relates to any prospective subscriber for, or purchaser of, Fund Interests; and (iv) will cooperate with Man and deliver information reasonably requested by Man concerning subscribers that purchased Interests sold by Selling Agent necessary for Man or its affiliates to comply with such AML Laws, Regulations and Policies.

                  (m) The Selling Agent agrees that, with respect to any accounts opened or maintained pursuant to Fund/SERV, the Networking System, Defined Contribution and Clearing Service ("DCCS") or a similar system of the National Securities Clearing Corporation ("NSCC"), the Selling Agent will comply with all applicable NSCC rules and procedures and any agreement or other arrangement with Man relating to FundSERV, Networking, or DCCS.

                  Section 3. Covenants of Man.

                  (a) Man will notify the Selling Agent of any material criminal, civil or administrative proceedings against or involving Man or any Fund or of the issuance by any Federal or state regulatory body of any order suspending the effectiveness of the registration or NASD or NFA membership of Man.

                  (b) Man will furnish to the Selling Agent a copy of each amendment or supplement to any Offering Document or of any other document, including any annual or interim report, proxy solicitation materials, tender offer materials, privacy policy, or other document, as from time to time is required by, or is necessary, in the relevant Sponsor's opinion, to comply with, the 1933 Act, the 1934 Act, the 1940 Act, the CEA, or other applicable law.

                  Section 4. Indemnification.

                  Man shall indemnify, hold harmless and defend the Selling Agent and its employees, principals, stockholders, directors, officers, and agents and their respective successors and assigns, from and against any loss, liability, claim, demand, damage, cost, and expense, joint or several (including reasonable attorneys' and accountants' fees and expenses and including any investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement provided that in the case of a settlement Man shall have approved such settlement), resulting from a demand, claim, lawsuit, action or proceeding arising out of this Agreement or the offer and sale of Interests, including any untrue statement or alleged untrue statement of a material fact contained in an Offering Document, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that Man shall not indemnify and hold harmless the Selling Agent, or its employees, principals, stockholders, directors, officers, or agents for any such loss, claim, damage, liability, cost or expense relating to, based upon, or arising out of an act or omission by the Selling Agent, its employees, principals, stockholders, directors, officers, or agents constituting negligence, misconduct, a violation of law or a material breach of a representation or covenant contained in this Agreement.

                  The Selling Agent shall indemnify, hold harmless, and defend Man and each Fund and its Sponsor and their respective affiliates, employees, principals, members, stockholders, managers, directors, officers, and agents, and their respective successors and assigns, from and against any loss, liability, claim, demand, damage, cost, and expense, joint or several (including reasonable attorneys' and accountants' fees and expenses and including any investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement provided in the case of a settlement the Selling Agent shall have approved such settlement), resulting from a demand, claim, lawsuit, action or proceeding arising out of an act or omission by the Selling Agent, its employees, principals, stockholders, managers, directors, officers or agents constituting negligence, misconduct, a violation of law or a material breach of a representation or covenant contained in this Agreement.

                  In no case shall an indemnifying party be liable under this Agreement with respect to any claim made against any indemnified party unless such indemnifying party shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this Agreement. Such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit so brought, which defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party or parties, defendant or defendants therein. In the event that such indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnifying party or parties, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by it or them.

                  The foregoing agreements of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified party. The foregoing indemnity provisions shall not increase the liability of any investor to a Fund beyond the amount of such investor's capital and profits (exclusive of distributions or other returns of capital, including redemptions).

                  Section 5. Payment of Expenses and Fees.

                  Man and the Selling Agent shall bear their own expenses relating hereto (except as provided in Section 4).

                  Section 6. Conditions of Closing.

                  The obligations of each of the parties hereunder at each closing date for the sale of Interests are subject to the accuracy of the representations and warranties of the other parties hereto (which shall be deemed to be repeated at each closing date), to the performance by such other parties of their respective obligations hereunder and to the delivery of such certificates and other documents as any party shall reasonably request.

                  Section 7. Status of Parties.

                  In selling Interests in each Fund, the Selling Agent is acting solely as independent agent for Man and the Fund and not as principal.

                  Section 8. Representations, Warranties and Agreements to Survive Closing.

                   All representations, warranties, indemnities, and agreements contained in this Agreement or contained in certificates of any party hereto submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Selling Agent or Man, or any person who controls any of the foregoing, and shall survive each closing date in the form restated and reaffirmed as of such closing date.

                  Section 9. Term and Termination.

                  This Agreement may be terminated with respect to a Fund by Man or the Selling Agent at any time by such party giving ten-days' notice to the other party hereto to such effect. The indemnity provisions of this Agreement shall survive the termination of this Agreement with respect to any matter covered by such indemnification. Selling Agent agrees to notify Man promptly and immediately suspend sales of Fund Interests if (i) an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970 is filed against Selling Agent; (ii) Selling Agent files a petition in bankruptcy or a petition seeking similar relief under any bankruptcy, insolvency, or similar law, or a proceeding is commenced against Selling Agent seeking such relief; or (iii) Selling Agent ceases to be a member in good standing of the NASD. Subject to the provisions of Section 2(b) hereof, the termination of this Agreement shall not affect any obligations of Man to compensate Selling Agent hereunder with respect to Interests sold prior to such termination. The termination of this Agreement with respect to one Fund will not cause its termination with respect to any other Fund.

                  Section 10. Entire Agreement.

                  This Agreement constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless it shall be in writing and signed by the party against whom enforcement is sought.

                  Section 11. Headings.

                  Headings to sections and subsections in this Agreement are for the convenience of the parties only and are not intended to be a part of or to affect the meaning of interpretation hereof.

                  Section 12. Amendment; Waiver.

                  This Agreement shall not be amended except by a writing signed by the parties hereto. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

                  Section 13. Notices.

                  Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered by courier service, postage prepaid mail, telecopy, telex, telegram or other similar means and shall be effective upon actual receipt by the party to which such notice shall be directed, addressed as set forth below (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

                  if to Man:

                           MAN INVESTMENTS INC.
                           123 N. Wacker Drive
                           28th Floor
                           Chicago, IL  60606
                           Attention:  Legal Department
                           Fax: 312/881-6678

                  if to the Selling Agent:

                           ________________________________
                           ________________________________
                           ________________________________
                           Attention: _________________
                           Fax: _______________________

                  Section 14. Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law.

                  Section 15. Consent to Jurisdiction.

                  The parties hereto agree that any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, within the City of Chicago and State of Illinois. Accordingly, the parties consent and submit to the jurisdiction of the federal and state courts and any applicable arbitral body located within the City of Chicago and State of Illinois. The parties further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the federal or state courts, or if appropriate before any applicable arbitral body, located within the City of Chicago and State of Illinois.

                  Section 16. Counterparts.

                  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  Section 17. Parties.

                  This Agreement shall inure to the benefit of and be binding upon the Selling Agent, Man and each Fund and Sponsor and such parties' respective successors to the extent provided herein. This Agreement and the conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the parties hereto and their respective successors, assigns and controlling persons and parties indemnified hereunder, and for the benefit of no other person, firm or entity. Notwithstanding the foregoing, this Agreement may not be assigned or delegated by a party without the prior written consent of the other party. No purchaser of an Interest shall be considered to be a successor or assign solely on the basis of such purchase.

                  Section 18. Defined Terms.

                  Capitalized terms used herein, unless otherwise indicated, shall have the meanings attributed to them in the relevant Offering Document.

                  IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first written above.

                              MAN INVESTMENTS INC.

                              By: ______________________________
                                  Name:
                                  Title:

                              SELLING AGENT:

                              By: ______________________________
                                  Name:
                                  Title:

                          SCHEDULE A: REGISTERED FUNDS

                     (as amended through ___________, 2004)

   Fund Name            Sponsor Name           Commissions         Ongoing Services Fee
   ---------            ------------           -----------         --------------------
1. Man-Glenwood      Glenwood Capital     Upfront sales load as   Investor servicing fee
Lexington,  LLC      Investments, L.L.C.  provided in the         equal to 0.50% per
                                          current prospectus      annum of the Net
2. Man-Glenwood                                                   Asset Value per Unit
Lexington  TEI, LLC                                               of all Eligible
                                                                  Interests, calculated
                                                                  monthly and payable
                                                                  quarterly

                        SCHEDULE B: NON-REGISTERED FUNDS

                   (as amended through _______________, 2004)

                                          Ongoing
  Fund Name  Sponsor Name  Commissions  Services Fee
  ---------  ------------  -----------  ------------